UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2010 (December 9, 2010)
TENNECO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 482-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On December 9, 2010, Tenneco Inc. (“Tenneco”) announced the commencement and the pricing of a private offering of $500 million of 6 7/8 percent senior notes due December 15, 2020. The offering is subject to market and other conditions and is expected to close on December 23, 2010. Concurrently with this offering, Tenneco announced the commencement of a cash tender offer for any and all of its outstanding $500 million 8 5/8 percent senior subordinated notes due 2014 and a solicitation of consents to certain proposed amendments to the related indenture for consideration of $1,032.50 (which includes a consent fee of $30.00) for each $1,000 principal amount of notes validly tendered and not withdrawn before the consent expiration (expected to be 5:00 p.m., New York City time, on December 22, 2010). These announcements were contained in press releases, copies of which are filed under Item 9.01 as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.
Tenneco intends to use the net proceeds of this offering, together with cash and available liquidity, to purchase any and all of its outstanding $500 million 8 5/8 percent senior subordinated notes tendered in the tender offer and to redeem any of such notes that are not tendered and to pay fees, premiums, expenses and accrued interest related to the tender offer or redemption.
These transactions are expected to reduce Tenneco’s annual interest expense by approximately $9 million. Tenneco expects to record approximately $21 million in non-recurring pre-tax charges related to retiring the senior subordinated notes.
The new notes will be general senior obligations of Tenneco and will mature on December 15, 2020 with interest payable semi-annually on June 15 and December 15, beginning on June 15, 2011. The notes will be guaranteed by each of Tenneco’s domestic restricted subsidiaries that also guarantee Tenneco’s senior credit facility. These guarantees will be general senior obligations of the subsidiary guarantors. The notes and guarantees will not be secured by any assets of Tenneco or the guarantors.
Tenneco is offering the notes in reliance upon an exemption from registration under the Securities Act of 1933 for an offer and sale of securities that does not involve a public offering. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration. This filing does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which it would be unlawful.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

99.1	Press release dated December 9, 2010 announcing commencement of private offering

99.2	Press release dated December 9, 2010 announcing pricing of private offering

99.3	Press release dated December 9, 2010 announcing commencement of tender offer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.
Date: December 10, 2010	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary